Exhibit (m)(2): Calculations of Illustrations for Succession Select-NY 2008 Revisions

Narrative for the Hypothetical Illustration 1

I.	The 0% gross current return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $1,200,000 or 134% x $66,034.99

= $1,200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4:	$53,724.15
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$1,447.08
- Mortality & Expense Charge****	$615.40
+ Hypothetical Rate of Return*****	($1,066.69)

=	$66,035	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 3.5% of each premium payment.
***	The monthly deduction is made up of a $20.00 monthly policy fee, a $60.00 monthly unit charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$40.54
2	$40.55
3	$40.56
4	$40.57
5	$40.58
6	$40.59
7	$40.59
8	$40.60
9	$40.61
10	$40.62
11	$40.63
12	$40.64
Total	$487.08

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for years 1-10 and 0.45% for years 11+.
*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.56%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	($90.78)
2	($90.44)
3	($90.09)

4	($89.75)
5	($89.40)
6	($89.06)
7	($88.71)
8	($88.37)
9	($88.03)
10	($87.69)
11	($87.35)
12	($87.01)
Total	($1,066.69)

Cash Surrender Value:

Year 5 Cash Surrender Value =
	Year 5 Policy Value	$66,034.99
-	Year 5 Surrender Charge	$20,602.49

=		$45,432	(rounded to the nearest dollar)

II.	The 6% gross current return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $1,200,000 or 134% x $79,296.67

= $1,200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$62,565.19
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$1,442.39
- Mortality & Expense Charge****	$695.05
+ Hypothetical Rate of Return*****	$3,428.92

=	$79,297	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 3.5% of each premium payment.
***	The monthly deduction is made up of a $20.00 monthly policy fee, a $60.00 monthly unit charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$40.22
2	$40.22
3	$40.21
4	$40.21
5	$40.20
6	$40.20
7	$40.20
8	$40.19
9	$40.19
10	$40.19
11	$40.18
12	$40.18
Total	$482.39

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for years 1-10 and 0.45% for years 11+.
*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.56%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$283.60
2	$283.99
3	$284.37
4	$284.76
5	$285.15
6	$285.54
7	$285.93
8	$286.33
9	$286.72
10	$287.11
11	$287.51
12	$287.91
Total	$3,428.92

Cash Surrender Value:

Year 5 Cash Surrender Value =
	Year 5 Policy Value	$79,296.67
-	Year 5 Surrender Charge	$20,602.49

=		$58,694	(rounded to the nearest dollar)

III.	The 12% gross current return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $1,200,000 or 134% x $94,847.04

= $1,200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$72,525.38
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$1,437.00
- Mortality & Expense Charge****	$784.78
+ Hypothetical Rate of Return*****	$9,103.43

=	$94,847	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 3.5% of each premium payment.
***	The monthly deduction is made up of a $20.00 monthly policy fee, a $60.00 monthly unit charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$39.86
2	$39.84
3	$39.82
4	$39.80
5	$39.78
6	$39.76
7	$39.74
8	$39.72
9	$39.70
10	$39.68
11	$39.66
12	$39.64
Total	$477.00

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for years 1-10 and 0.45% for years 11+.
*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.56%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$732.74
2	$737.33
3	$741.95
4	$746.61
5	$751.30
6	$756.03
7	$760.79
8	$765.59
9	$770.43
10	$775.30
11	$780.21
12	$785.16
Total	$9,103.43

Cash Surrender Value:

Year 5 Cash Surrender Value =
	Year 5 Policy Value	$94,847.04
-	Year 5 Surrender Charge	$20,602.49

=		$74,245	(rounded to the nearest dollar)

Narrative for the Hypothetical Illustration 2

I.	The 0% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $1,200,000 or 134% x $64,681.42

= $1,200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4:	$52,628.31
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$1,735.62
- Mortality & Expense Charge****	$604.12
+ Hypothetical Rate of Return*****	($1,047.15)

=	$64,681	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 3.5% of each premium payment.
***	The monthly deduction is made up of a $20.00 monthly policy fee, a $84.00 monthly unit charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$40.58
2	$40.59
3	$40.60
4	$40.61
5	$40.62

6	$40.63
7	$40.64
8	$40.65
9	$40.66
10	$40.67
11	$40.68
12	$40.69
Total	$487.62

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.56%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	($89.31)
2	($88.94)
3	($88.56)
4	($88.19)
5	($87.82)
6	($87.44)
7	($87.07)
8	($86.70)
9	($86.33)
10	($85.96)
11	($85.59)
12	($85.23)
Total	($1,047.15)

Cash Surrender Value:

Year 5 Cash Surrender Value =
	Year 5 Policy Value	$64,681.42
-	Year 5 Surrender Charge	$20,602.49

=		$44,079	(rounded to the nearest dollar)

II.	The 6% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $1,200,000 or 134% x $77,720.30

= $1,200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$61,326.78
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$1,731.00
- Mortality & Expense Charge****	$682.51
+ Hypothetical Rate of Return*****	$3,367.03

=	$77,720	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 3.5% of each premium payment.
***	The monthly deduction is made up of a $20.00 monthly policy fee, a $84.00 monthly unit charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$40.27
2	$40.26
3	$40.26
4	$40.26
5	$40.25
6	$40.25
7	$40.25
8	$40.25
9	$40.24
10	$40.24
11	$40.24
12	$40.23
Total	$483.00

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.56%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$279.00
2	$279.29
3	$279.58
4	$279.86
5	$280.15
6	$280.44
7	$280.73
8	$281.02
9	$281.31
10	$281.60
11	$281.89
12	$282.18
Total	$3,367.03

Cash Surrender Value:

Year 5 Cash Surrender Value =
	Year 5 Policy Value	$77,720.30
-	Year 5 Surrender Charge	$20,602.49

=		$57,118	(rounded to the nearest dollar	)

III.	The 12% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $1,200,000 or 134% x $93,014.61

= $1,200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$71,129.53
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$1,725.70
- Mortality & Expense Charge****	$770.83
+ Hypothetical Rate of Return*****	$8,941.60

=	$93,015	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 3.5% of each premium payment.
***	The monthly deduction is made up of a $20.00 monthly policy fee, a $84.00 monthly unit charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$39.91
2	$39.89
3	$39.88
4	$39.86

5	$39.84
6	$39.82
7	$39.80
8	$39.78
9	$39.76
10	$39.74
11	$39.72
12	$39.70
Total	$477.70

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.56%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$720.90
2	$725.19
3	$729.52
4	$733.88
5	$738.28
6	$742.70
7	$747.17
8	$751.66
9	$756.19
10	$760.76
11	$765.36
12	$769.99
Total	$8,941.60

Cash Surrender Value:

Year 5 Cash Surrender Value =
	Year 5 Policy Value	$93,014.61
-	Year 5 Surrender Charge	$20,602.49

=		$72,412	(rounded to the nearest dollar)